Exhibit 4.1


                   ML SYSTEMATIC MOMENTUM FUTURESACCESS LLC



                           LIMITED LIABILITY COMPANY
                              OPERATING AGREEMENT


                        -------------------------------


THE UNITS OF LIMITED LIABILITY COMPANY INTEREST CREATED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER APPLICABLE SECURITIES LAWS AND WITH THE CONSENT OF THE SPONSOR.

                        -------------------------------


                   Merrill Lynch Alternative Investments LLC

                                    Sponsor


                                 March 8, 2007

                                                                       EXHIBIT A


ML SYSTEMATIC MOMENTUM FUTURESACCESS LLC

LIMITED LIABILITY COMPANY OPERATING AGREEMENT
--------------------------------------------------------------------------------

TABLE OF CONTENTS

ARTICLE I ORGANIZATION

     SECTION 1.01. OBJECTIVES AND PURPOSES.....................................1

     SECTION 1.02. INVESTMENT OF CASH RESERVES.................................2

     SECTION 1.03. FISCAL YEAR; ACCOUNTING PERIODS.............................2

     SECTION 1.04. REGISTERED AGENT AND OFFICE; PRINCIPAL OFFICE...............3

     SECTION 1.05. TERM........................................................3

     SECTION 1.06. NON-ASSIGNABILITY OF UNITS; SUBSTITUTED INVESTORS;
              LIMITED ASSIGNABILITY OF THE SPONSOR'S INTEREST..................3

     SECTION 1.07. LIABILITY OF INVESTORS......................................3

ARTICLE II CAPITAL AND TAX ALLOCATIONS

     SECTION 2.01. CAPITAL CONTRIBUTIONS.......................................4

     SECTION 2.02. OPENING CAPITAL ACCOUNTS....................................6

     SECTION 2.03. FINANCIAL ALLOCATIONS AMONG THE UNITS.......................6

     SECTION 2.04. NET ASSET VALUE.............................................6

     SECTION 2.05. SPONSOR'S FEES; OPERATING EXPENSES..........................8

     SECTION 2.06. ALLOCATION OF PROFITS AND LOSSES FOR
         FINANCIAL PURPOSES....................................................8

     SECTION 2.07. ALLOCATION OF PROFITS AND LOSSES FOR INCOME
         TAX PURPOSES..........................................................9

     SECTION 2.08. CHARGEBACKS TO CURRENT OR FORMER INVESTORS.................11

     SECTION 2.09. PROCESSING OF SUBSCRIPTIONS................................11

     SECTION 2.10. VALUATION OF ASSETS........................................11

     SECTION 2.11. USE OF ESTIMATES...........................................12

     SECTION 2.12. ACCOUNTING PRACTICES.......................................13

ARTICLE III PARTICIPATION IN SYSTEMATIC MOMENTUM
         FUTURESACCESS PROPERTY; REDEMPTIONS AND DISTRIBUTIONS

     SECTION 3.01. NO UNDIVIDED INTERESTS IN SYSTEMATIC MOMENTUM
         FUTURESACCESS PROPERTY...............................................13

     SECTION 3.02. REDEMPTIONS OF UNITS; EXCHANGES............................13

     SECTION 3.03. WITHDRAWALS OF CAPITAL BY THE SPONSOR......................14

     SECTION 3.04. MANDATORY REDEMPTIONS......................................14

     SECTION 3.05. MANDATORY REDEMPTIONS TO PAY TAXES.........................15

     SECTION 3.06. DISTRIBUTIONS..............................................15

     SECTION 3.07. FORM OF DISTRIBUTION AND REDEMPTION PAYMENTS...............15

     SECTION 3.08. REMOVAL OF THE SPONSOR.....................................15

ARTICLE IV WITHDRAWAL OF THE SPONSOR AND INVESTORS

     SECTION 4.01. WITHDRAWAL OF THE SPONSOR..................................15

     SECTION 4.02. WITHDRAWAL OF AN INVESTOR..................................15

     SECTION 4.03. STATUS AFTER WITHDRAWAL....................................15

ARTICLE V MANAGEMENT

     SECTION 5.01. AUTHORITY OF THE SPONSOR...................................16

     SECTION 5.02. SERVICE PROVIDERS; INVESTMENTS; ACCOUNTS...................16

     SECTION 5.03. ACTIVITIES OF THE SPONSOR PARTIES..........................16

     SECTION 5.04. SERVICES PERFORMED FOR SYSTEMATIC
         MOMENTUM FUTURESACCESS...............................................17

     SECTION 5.05. INTERESTED PARTIES.........................................17

     SECTION 5.06. EXCULPATION................................................17

     SECTION 5.07. INDEMNIFICATION............................................17

     SECTION 5.08. FUTURESACCESS FUNDS' STANDARD OF
         LIABILITY AND INDEMNIFICATION........................................18

     SECTION 5.09. INVESTORS' TRANSACTIONS....................................18

     SECTION 5.10. RELIANCE BY THIRD PARTIES..................................18

     SECTION 5.11. REGISTRATION OF ASSETS.....................................18

     SECTION 5.12. LIMITATION ON AUTHORITY OF THE SPONSOR.....................18

ARTICLE VI ADMISSION OF INVESTORS

     SECTION 6.01. PROCEDURE AS TO NEW INVESTORS..............................18

     SECTION 6.02. PROCEDURE AS TO NEW MANAGERS...............................19

ARTICLE VII BOOKS OF ACCOUNT; AUDITS; REPORTS TO INVESTORS

     SECTION 7.01. BOOKS OF ACCOUNT...........................................19

     SECTION 7.02. ANNUAL AUDIT...............................................19

     SECTION 7.03. INTERIM REPORTS............................................20

ARTICLE VIII CONFLICTS OF INTEREST

     SECTION 8.01. INVESTORS' CONSENT.........................................20

     SECTION 8.02. INVESTORS' REPRESENTATIVE..................................20

ARTICLE IX DISSOLUTION AND WINDING UP

     SECTION 9.01. EVENTS OF DISSOLUTION......................................21

     SECTION 9.02. DISSOLUTION................................................21

ARTICLE X MISCELLANEOUS PROVISIONS

     SECTION 10.01. INVESTORS NOT TO CONTROL..................................22

     SECTION 10.02. POWER OF ATTORNEY.........................................22

     SECTION 10.03. AMENDMENTS; CONSENTS......................................22

     SECTION 10.04. NOTICES...................................................23

     SECTION 10.05. LEGAL EFFECT; MANNER OF EXECUTION.........................23

     SECTION 10.06. ENTIRE AGREEMENT..........................................23

     SECTION 10.07. GOVERNING LAW.............................................23

     SECTION 10.08. CONSENT TO JURISDICTION...................................23

     SECTION 10.09. "TAX MATTERS PARTNER"; TAX ELECTIONS......................23

     SECTION 10.10. DETERMINATION OF MATTERS NOT
         PROVIDED FOR IN THIS AGREEMENT.......................................23

     SECTION 10.11. NO PUBLICITY..............................................24

     SECTION 10.12. SURVIVAL..................................................24

     SECTION 10.13. WAIVERS...................................................24

     SECTION 10.14. VOTING RIGHTS.............................................24

     SECTION 10.15. ISSUANCE OF DIFFERENT CLASSES.............................24

     SECTION 10.16. COMPLIANCE WITH THE ADVISERS ACT; SECURITIES LAWS.........24

------------------
TESTIMONIUM
SIGNATURES

                   ML SYSTEMATIC MOMENTUM FUTURESACCESS LLC

                 LIMITED LIABILITY COMPANY OPERATING AGREEMENT

THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT ("Agreement") dated March 8, 2007 of ML Systematic Momentum FuturesAccess LLC ("Systematic Momentum FuturesAccess") by and among Merrill Lynch Alternative Investments LLC, a Delaware limited liability company (the "Sponsor"), and those persons who shall invest in the units of limited liability company interest ("Units") created hereby -- Class A, Class C, Class D and Class I -- and shall execute this Agreement, by power-of-attorney, as members (such members being hereinafter sometimes referred to collectively as "Members" or "Investors").

WHEREAS, the parties hereto desire to form Systematic Momentum FuturesAccess, a limited liability company under the provisions of the Delaware Limited Liability Company Act (the "Act"), which shall allocate and reallocate its capital among the single-advisor funds included in the Merrill Lynch FuturesAccessSM Program ("FuturesAccess"); such other funds to be hereinafter sometimes referred to as "FuturesAccess Funds") under the direction of the Sponsor.

WHEREAS, the Sponsor is the sponsor of Systematic Momentum FuturesAccess and the sponsor and manager of each of the FuturesAccess Funds for purposes of the Act.

NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I

                                 ORGANIZATION

SECTION 1.01.     OBJECTIVES AND PURPOSES.

(a) Systematic Momentum FuturesAccess shall have the following objectives and purposes:

      (i) to allocate and reallocate its capital among different FuturesAccess Funds under the direction of the Sponsor, attempting to achieve consistently high risk-adjusted returns by implementing an active multi-advisor managed futures program.

      (ii) to maintain such cash reserves as the Sponsor may from time to time deem to be appropriate and to invest and manage all such cash reserves; and

      (iii) to engage in any other lawful act or activity within and without the United States for which limited liability companies may be organized under the laws of the State of Delaware.


(b) Systematic Momentum FuturesAccess, and the Sponsor on behalf of Systematic Momentum FuturesAccess, shall have the power to enter into, make and perform all contracts and other undertakings, and engage in all activities and transactions as may be necessary or advisable to the carrying out of the foregoing purposes, including, without limitation, the power:

      (i) invest in and redeem from FuturesAccess Funds, allocating and reallocating its capital among FuturesAccess Funds in the discretion of the Sponsor;

      (ii) indirectly to trade futures, forwards, options and other instruments, on margin and otherwise, through investing in FuturesAccess Funds;

      (iii) to borrow money from banks or brokers by hypothecation or pledge of all or part of the assets of Systematic Momentum FuturesAccess;

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007

      (iv) to exercise, as applicable, all rights, powers, privileges and other incidents of ownership or possession with respect to the assets of Systematic Momentum FuturesAccess;

      (v)   to open, maintain and close bank, brokerage and other accounts;

      (vi) to prepare and file all tax returns required of Systematic Momentum FuturesAccess and make any election or determination on behalf of Systematic Momentum FuturesAccess in connection therewith or as otherwise required or permitted by applicable tax laws;

      (vii) to bring, defend, compromise and settle legal actions or other claims on behalf of Systematic Momentum FuturesAccess;

      (viii) to maintain insurance on behalf of Systematic Momentum FuturesAccess, including indemnification insurance; and

      (ix) to take any and all such actions as the Sponsor may deem to be necessary or advisable in connection with the foregoing.

SECTION 1.02. INVESTMENT OF CASH RESERVES. The Sponsor shall allocate and reallocate Systematic Momentum FuturesAccess' capital among different FuturesAccess Funds, attempting to adapt Systematic Momentum FuturesAccess' overall portfolio to changing market conditions while also achieving diversification in the trading strategies implemented for Systematic Momentum FuturesAccess.

The FuturesAccess Funds among which Systematic Momentum FuturesAccess allocates its capital may execute transactions in commodity interests, currency interests, swap agreements, and any other manner of instruments, on either a principal or an agency basis, with or through affiliates of the Sponsor (the Sponsor and such affiliates being hereafter referred to as "Merrill Lynch") or third parties. The sole clearing broker and the principal forward trading counterparty for Systematic Momentum FuturesAccess among which the Sponsor allocates and reallocates Systematic Momentum FuturesAccess' capital shall be Merrill Lynch.

The FuturesAccess Funds among which the Sponsor allocates and reallocates Systematic Momentum FuturesAccess' capital shall deposit all or substantially all of their capital with Merrill Lynch or any other clearing brokers selected by the Sponsor pursuant to the arrangements described in the FuturesAccess Confidential Program Disclosure Document, as it may be amended from time to time (the "Confidential Program Disclosure Document"), all Investors acknowledging that Merrill Lynch will not only receive futures brokerage commissions and bid-ask spreads from the FuturesAccess Funds but also will retain significant economic benefits from the possession of the FuturesAccess Funds' assets (including assets representing Systematic Momentum FuturesAccess' investment in such FuturesAccess Fund) in addition to the interest which Merrill Lynch will credit to Systematic Momentum FuturesAccess' account. In addition, the Sponsor may maintain Systematic Momentum FuturesAccess' reserve assets (as well as those of the FuturesAccess Funds) in deposit or similar accounts with one or more affiliates of the Sponsor, which affiliates may benefit from the possession of such assets, as well as with unaffiliated entities. The interest paid by such affiliated and unaffiliated entities on Systematic Momentum FuturesAccess' and the FuturesAccess Funds' cash so invested will be paid to Systematic Momentum FuturesAccess or such FuturesAccess Funds, as the case may be. However, neither the Sponsor nor any of its affiliates (or any third parties) will be obligated to account to Systematic Momentum FuturesAccess, any FuturesAccess Fund or any Investor for the additional economic benefits which the Sponsor or any such affiliate may derive from possession of Systematic Momentum FuturesAccess' assets.

SECTION 1.03. FISCAL YEAR; ACCOUNTING PERIODS. The fiscal year of Systematic Momentum FuturesAccess shall end on each December 31. Systematic Momentum FuturesAccess' accounting periods ("Accounting Periods"), as of the end of each of which increases and decreases in Systematic Momentum FuturesAccess' "Net Assets" (as defined in Section 2.04) -- as notified to the Sponsor by the FuturesAccess Funds in which the Sponsor invests Systematic Momentum FuturesAccess' capital -- shall be calculated and reflected in the Net Asset Value of the Units issued by

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007

Systematic Momentum FuturesAccess, shall begin: (i) as of the day that Systematic Momentum FuturesAccess first begins operations; (ii) as of the day that any Unit is issued; (iii) as of the day immediately following any redemption of Units or withdrawal from an Investor's Capital Account; (iv) as of the beginning of each calendar month; and (v) as of such other day as the Sponsor may determine. An Accounting Period shall end on the day immediately preceding the beginning of the next Accounting Period.

SECTION 1.04. REGISTERED AGENT AND OFFICE; PRINCIPAL OFFICE. Systematic Momentum FuturesAccess shall maintain in the State of Delaware a registered agent and office. The identity and location of said registered agent and office shall be determined by the Sponsor, and may be changed from time to time by the Sponsor.

The initial registered office of Systematic Momentum FuturesAccess in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

The principal office of Systematic Momentum FuturesAccess shall be located at the offices of the Sponsor, 225 Liberty Street, 2 World Financial Center, South Tower, 7th Floor, New York, New York 10281, or such other place as the Sponsor may designate from time to time.

SECTION 1.05. TERM. The term of Systematic Momentum FuturesAccess commenced as of the date its Certificate of Formation was filed with the Secretary of State of the State of Delaware, and shall continue until terminated by the dissolution and winding up of Systematic Momentum FuturesAccess as hereinafter provided.

SECTION 1.06. NON-ASSIGNABILITY OF UNITS; SUBSTITUTED INVESTORS; LIMITED ASSIGNABILITY OF THE SPONSOR'S INTEREST.

      (a) No Investor shall assign, encumber, pledge, hypothecate or otherwise transfer any of such Investor's Units without the consent of the Sponsor, and any assignment, encumbrance, pledge, hypothecation or transfer of Units, whether voluntary, involuntary or by operation of law, to which the Sponsor does not consent shall result in the Units so assigned, encumbered, pledged, hypothecated or otherwise transferred being mandatorily redeemed as of the end of the month during which such purported assignment, encumbrance, pledge, hypothecation or transfer occurred. Any assignment, encumbrance, pledge, hypothecation or transfer which shall result in the termination of Systematic Momentum FuturesAccess for federal income tax purposes shall be null and void ab initio and of no legal force or effect whatsoever. An assigning Investor shall remain liable to Systematic Momentum FuturesAccess as provided in the Act, regardless of whether his or her assignee becomes a substituted Investor.

      (b) The Sponsor may not assign, encumber, pledge, hypothecate or otherwise transfer all or any portion of its manager's interest in Systematic Momentum FuturesAccess; provided, that the Sponsor may assign such interest to an affiliate of the Sponsor upon notice (which need not be prior notice) to the Investors or in connection with the sale or transfer of all or a material portion of the Sponsor's equity or assets. See Sections 4.01 and 6.02.

SECTION 1.07.     LIABILITY OF INVESTORS.

      (a) Nothing herein shall require the Sponsor to maintain any minimum net worth or shall make any person associated with the Sponsor individually liable for any debt, liability or obligation of Systematic Momentum FuturesAccess or of the Sponsor

      (b) No Investor shall have any obligation to restore any negative balance in such Investor's Capital Account.

      (c) The Sponsor shall have no obligation to restore any negative balance in any Investor's or in the Sponsor's Capital Account.

      (d) Except as provided in Section 2.08 (providing for chargebacks to current or former Investors), the Sponsor and the Investors shall be liable for the repayment, satisfaction and discharge of debts, liabilities

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007 and obligations of Systematic Momentum FuturesAccess only to the extent of the Sponsor's or such Investor's investment in Systematic Momentum FuturesAccess and not in excess thereof.


                                  ARTICLE II
                          CAPITAL AND TAX ALLOCATIONS

SECTION 2.01. CAPITAL CONTRIBUTIONS. All Capital Contributions to Systematic Momentum FuturesAccess shall be made in cash. Capital Contributions may be made in such amounts, and at such times, as the Sponsor may determine. The Sponsor may permit certain Investors to make smaller initial or subsequent Capital Contributions than is otherwise generally required by the Sponsor without entitling any other Investor to make smaller initial or subsequent Capital Contributions.

Investors will receive Units in return for their Capital Contributions. Each class of Units ("Class") shall initially be issued at $1.00 per Unit, and thereafter at Net Asset Value.

Systematic Momentum FuturesAccess shall invest in each of the FuturesAccess Funds as a single investor, irrespective of the different times that Investors subscribe for Units.

The Sponsor (and/or any other Merrill Lynch entity) may, but need not, make Capital Contributions as of any date that any Units are issued. Merrill Lynch may provide initial ("seed") capital to enable the Fund to begin trading before sufficient client capital has been raised to meet the Fund's minimum capitalization. Seed capital (if any) will be invested in Class D Units. However, neither the Sponsor nor any other Merrill Lynch entity has any obligation to "seed" the Fund (or any other FuturesAccess Fund). The Units shall be issued in four Classes -- Class A Units, Class C Units, Class D Units and Class I Units. Units of a new Class or Series may be issued in the Sponsor's sole discretion.

Sales commissions will be deducted from Class A, Class D and Class I subscriptions as described in the Confidential Program Disclosure Document, and the net amount of such subscriptions (after deducting applicable sales commissions) will be invested in the Units. The Sponsor may waive or reduce sales commissions for certain Investors without entitling any other Investor to any such waiver or reduction.

Fractional Units shall not be issued to Investors (but may be issued to the Sponsor or any other Merrill Lynch entity). Investors' subscriptions shall be used to purchase the largest whole number of Units of the appropriate Class possible. Any subscription amount which cannot be used to purchase whole Units will be credited (in cash) to Investors' Merrill Lynch customer securities accounts.

Provided Systematic Momentum FuturesAccess' overall minimum capitalization is met, there is no minimum number of Units of a particular Class that must be sold in order for Units of that particular Class to be issued.

Once Systematic Momentum FuturesAccess has begun operations, there is no minimum dollar amount of subscriptions that must be received as of the beginning of any calendar quarter in order for additional Units of any Class to be issued. All Units will be issued only as the Sponsor may determine, irrespective of how many subscriptions are received.

Class eligibility shall be determined on the basis of an Investor's total "FuturesAccess Investment" (defined below) in FuturesAccess overall as well as, in the case of Class D Units, in a particular FuturesAccess Fund. An Investor's "FuturesAccess Investment," determined as of the beginning of each month, equals the greater of:

      (i) the market value of all of an Investor's outstanding Units (or in a particular FuturesAccess Fund, as applicable) based on the most recently available Net Asset Values, plus pending subscriptions; or

      (ii) an Investor's net subscriptions to FuturesAccess overall (or to a particular FuturesAccess Fund, as applicable). Net subscriptions means an Investor's aggregate subscriptions less aggregate redemptions (not including pending redemptions).

Class A and Class C Units shall be assigned for FuturesAccess Investments up to $5,000,000; Class I Units are assigned for FuturesAccess Investments of $5,000,000 or more; and Class D Units are assigned for FuturesAccess Investments in

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007 an individual FuturesAccess Fund of $5,000,000 or more or aggregate FuturesAccess Investments of $15,000,000 or more.

Except for purposes of determining Class D eligibility in a particular FuturesAccess Fund, the purchase and sale of Units in an exchange shall offset each other and shall have no effect on the amount of an Investor's net subscriptions to FuturesAccess overall.

FuturesAccess Investments attributable to certain related accounts may be combined for purposes of determining an Investor's Class I and Class D eligibility. In addition, Investors who participate in Merrill Lynch's HedgeAccess(R) Program, which is composed of private investment funds which primarily trade securities ("HedgeAccess"), shall be permitted to aggregate their Investments in FuturesAccess and HedgeAccess for purposes of determining such Investors' Class I and Class D eligibility.

Systematic Momentum FuturesAccess will itself acquire Class D Units in the underlying FuturesAccess Funds.

There shall be no minimum FuturesAccess Investment required to invest in Class A or Class C Units (other than the minimum subscription amounts required to invest in a particular FuturesAccess Fund or FuturesAccess overall).

New Investors whose initial subscription equals or exceeds $5,000,000 shall be issued Class I Units in each FuturesAccess Fund in which they invest. If an existing Investor, whose FuturesAccess Investment is less than $5,000,000, makes an additional subscription which causes such Investor's FuturesAccess Investment to equal or exceed $5,000,000 (including the new subscription), the entire new subscription shall be invested in Class I Units. The Investor's existing Units shall not be converted from Class A or Class C (as the case may be) to Class I Units, but all subsequent subscriptions and exchanges made by such Investor shall be for Class I Units.

Class D eligibility is determined on both an individual FuturesAccess Fund and an overall FuturesAccess basis.

Investors whose initial subscription to any one FuturesAccess Fund equals or exceeds $5,000,000 shall be issued Class D Units in that FuturesAccess Fund. If an Investor, whose FuturesAccess Investment in a particular FuturesAccess Fund is less than $5,000,000, makes an additional subscription or exchange into that FuturesAccess Fund which causes such Investor's FuturesAccess Investment to equal or exceed $5,000,000 (including the new subscription or exchange), the entire new subscription or exchange into that FuturesAccess Fund shall be invested in Class D Units. The Investor's existing Units in that FuturesAccess Fund shall not be converted to Class D Units, but all subsequent subscriptions or exchanges made by such Investor into the same FuturesAccess Fund shall be for Class D Units. However, notwithstanding the fact that an Investor's FuturesAccess Investment in a particular FuturesAccess Fund equals or exceeds $5,000,000, if that Investor invests or exchanges into another FuturesAccess Fund in which such Investor's FuturesAccess Investment is less than $5,000,000, such Investor shall not receive Class D Units in such other FuturesAccess Fund (except as described immediately below).

New Investors whose initial subscription equals or exceeds $15,000,000 shall be issued Class D Units in each FuturesAccess Fund in which they invest, irrespective of whether such Investor's FuturesAccess Investments in any one FuturesAccess Fund equals or exceeds $5,000,000. If an existing Investor, whose FuturesAccess Investment is less than $15,000,000, makes an additional subscription immediately after which such Investor's FuturesAccess Investment equals or exceeds $15,000,000 (including the new subscription), the entire new subscription shall be invested in Class D Units. The Investor's existing Units shall not be converted to Class D Units, but all subsequent subscriptions and exchanges made by such Investor will be for Class D Units.

Subscriptions made to all FuturesAccess Funds shall be aggregated for purposes of determining whether an Investor is eligible to invest in Class D or Class I Units.

Once an Investor is issued Class I or Class D Units, such Investor shall continue to be issued Class I or Class D Units (as applicable) irrespective of subsequent redemptions or Unit value depreciation; provided that, if an Investor withdraws entirely from FuturesAccess or a particular FuturesAccess Fund and subsequently reinvests, such Investor's Class I

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007 and/or Class D Unit eligibility shall be determined from the date of such reinvestment as if such Investor had never previously participated in FuturesAccess or such FuturesAccess Fund.

Merrill Lynch officers and employees invest in Class I Units without regard to the $5,000,000 minimum "Program Investment" requirement. Such exemption from the minimum FuturesAccess Investment requirement shall not be generally available to other Investors.

Certain Merrill Lynch clients may invest in Class I or a customized Class of Units on different terms than those described herein, depending on the type of Merrill Lynch Account held by such clients. In addition, Systematic Momentum FuturesAccess may from time to time offer to certain Merrill Lynch clients a customized Class of Units having different financial terms than those described herein or the Confidential Program Disclosure Document, provided that doing so does not have a material adverse effect on existing Investors. Such customized Classes will generally be designed for Investors who are subject to additional fees on their investments in the FuturesAccess Funds depending on the type of Merrill Lynch Account held by such Investors or other reasons, and shall not be generally available to other Investors.

The amount of each Investor's Capital Contribution shall be set forth in such Investor's FuturesAccess Program Subscription and Exchange Agreement Signature Page. A FuturesAccess Program Subscription and Exchange Agreement (including the FuturesAccess Program Subscription and Exchange Agreement Signature Page) must be completed and accepted by the Sponsor prior to an Investor's initial Capital Contribution if such Investor is not already an investor in FuturesAccess. A new Program Subscription and Exchange Agreement Signature Page must be submitted each time an existing Investor makes a Capital Contribution or exchange.

The aggregate of all Capital Contributions shall be available to Systematic Momentum FuturesAccess to carry out its objectives and purposes.

No Investor shall be obligated to make any additional Capital Contributions, except as provided in Section 2.08.

No provision of this Agreement shall be construed as guaranteeing the return, by any Sponsor Party or Systematic Momentum FuturesAccess, of all or any part of the Capital Contribution(s) of any Investor.

SECTION 2.02.     OPENING CAPITAL ACCOUNTS.

      (a) There shall be established for each Unit of each Class on the books of Systematic Momentum FuturesAccess, as of the first day of each Accounting Period, an Opening Capital Account which, for the Accounting Period as of the beginning of which such Unit is issued, shall be the Capital Contribution made in respect of such Unit and which, for each Accounting Period thereafter, shall be an amount equal to the Closing Capital Account (determined as set forth in Section 2.06) attributable to such Unit for the immediately preceding Accounting Period.

      (b) The Sponsor may, but shall not be required to, make Capital Contributions to Systematic Momentum FuturesAccess from time to time as new Units are issued, which shall be accounted for on a Unit-equivalent basis and shall participate in the profits and losses of the Units on the same basis as the Capital Accounts of the Class D Units.

      (c) For all purposes of this Agreement, references to Units shall be deemed to include the Sponsor's Capital Account on a Unit-equivalent basis (unless the context otherwise requires or the reference is made explicit for greater certainty).

SECTION 2.03. FINANCIAL ALLOCATIONS AMONG THE UNITS. The net profits and losses are allocated to each Class as provided in Section 2.06 and shall be allocated equally among the Units of such Class. All Units of the same Class shall have the same Net Asset Value.

SECTION 2.04. NET ASSET VALUE. For the purposes of this Agreement, unless the context otherwise requires, "Net Assets" and "Net Asset Value" shall mean assets less liabilities. For purposes of determining Opening Capital Accounts,

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007

Net Asset Value shall be determined as of the beginning of, and for purposes of determining Closing Capital Accounts, Net Asset Value will be determined as of the close of, business on the relevant valuation date.

      (a)   The assets of Systematic Momentum FuturesAccess shall include:

            (i) all FuturesAccess Fund investments held by Systematic Momentum FuturesAccess;

            (ii) all cash on hand or on deposit in bank or other interest-bearing accounts, including any interest accrued thereon;

            (iii) all bills, demand notes and accounts receivable;

            (iv) all securities (including, without limitation, money-market funds, Treasury bills and other short-term, interest-bearing instruments), commodity interests, currency interests, swap agreements and all other instruments owned or contracted for by Systematic Momentum FuturesAccess;

            (v) all interest accrued on any interest-bearing securities owned by Systematic Momentum FuturesAccess except to the extent that the same is included or reflected in the valuation of such securities; and

            (vi) all other assets of every kind and nature, including prepaid expenses.

      (b) The liabilities of Systematic Momentum FuturesAccess shall be deemed to include the following (provided, however, that in determining the amount of such liabilities, Systematic Momentum FuturesAccess may calculate expenses of a regular or recurring nature for any given period on an estimated basis in advance, and may accrue the same in such manner as the Sponsor may deem appropriate over such period):

            (i)   all bills and accounts payable;

            (ii)  all expenses accrued, reimbursable or payable; and

            (iii) all other liabilities, present or future, including such reserves as the Sponsor may (as contemplated by Section 2.04(g)), deem advisable.

      (c) The Sponsor's Fees shall be determined, and Units' Capital Accounts correspondingly reduced, after the allocation of the other components of Net Asset Value, as described above.

      (d) Operating expenses shall be allocated among the Units pro rata based on their respective Net Asset Values as of the beginning of the month.

      (e) Extraordinary costs, if any, shall be allocated as incurred in such manner as the Sponsor may deem to be fair and equitable.

      (f) Organizational and initial offering costs shall be deducted from Net Asset Value in installments as of the end of each of the first 60 calendar months after the initial issuance of the Units, as contemplated by Section 2.05(b) (for financial and performance reporting purposes, all such costs must be deducted from Net Asset Value as of the date of such initial issuance).

      (g) All Investors, by becoming party to this Agreement, hereby agree and consent to the Sponsor's authority to establish whatever reserves the Sponsor may determine to be appropriate in order to cover losses, contingencies, liabilities, uncertain valuations and other factors. Such authority shall extend to the Sponsor establishing such reserves as the sponsor of underlying FuturesAccess Funds. Any such reserves shall, unless the Sponsor determines that such reserves are properly attributable to certain but

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007
            less than all outstanding Units, reduce the Net Asset Value of the Units of each Class pro rata based on their respective Net Asset Values, after reduction for accrued Sponsor's Fees, operating expenses and extraordinary expenses until such time, if any, as such reserves are reversed. Reserves, when reversed, shall be similarly allocated among the Units then outstanding pro rata based on their respective Net Asset Value (irrespective of whether such Units were outstanding when the reserves were established).

      (h) The Sponsor may suspend the calculation of Net Asset Value during any period when one or more of the FuturesAccess Funds in which Systematic Momentum FuturesAccess is invested is not reporting its Net Asset Value. The Sponsor will give notice of any such suspension to all Investors.

SECTION 2.05.     SPONSOR'S FEES; OPERATING EXPENSES.

      (a) The Sponsor shall receive monthly Sponsor's Fees, payable in arrears of 1/12 of 1.50%, 2.50%, 0% and 1.10%, respectively, of the aggregate Net Asset Value of the Class A, Class C, Class D and Class I Units, in each case as of the close of business (as determined by the Sponsor) on the last business day of each calendar month (Net Asset Value for purposes of calculating the Sponsor's Fees shall not be reduced by the accrued Sponsor's Fees being calculated). The Sponsor's Fees shall be accrued monthly. The Sponsor may waive or reduce Sponsor's Fees for certain Investors without entitling any other Investor to any such waiver or reduction.

      (b) Systematic Momentum FuturesAccess shall reimburse the Sponsor for the organizational and initial offering costs incurred by Systematic Momentum FuturesAccess in respect of the initial offering of the Units (of all Classes combined) in installments as of the end of each of the first 60 calendar months of Systematic Momentum FuturesAccess' operation, beginning with the end of the first calendar month after the initial issuance of the Units. Systematic Momentum FuturesAccess shall expense such costs over the same 60-month schedule. If Systematic Momentum FuturesAccess dissolves prior to the end of such 60 calendar-month period, any remaining reimbursement obligation with respect to organizational and initial offering costs shall be eliminated.

      (c) The Sponsor's Fees, as well as operating expenses due to the Sponsor (including: organizational and initial offering costs; ongoing offering costs; administrative, custody, transfer, exchange and redemption processing, legal, regulatory, filing, tax, audit, escrow, accounting and printing costs; and extraordinary expenses), shall be debited by the Sponsor directly from Systematic Momentum FuturesAccess' account and paid to the Sponsor, where appropriate, as if to a third party, not credited to the Sponsor's Capital Account.

      (d) Systematic Momentum FuturesAccess shall pay all transaction costs relating to any direct investing done by it, as incurred.

      (e) The Sponsor's Fees, but not reimbursement payments for organizational and initial offering costs, shall be appropriately pro rated in the case of partial calendar months.

      (f) Systematic Momentum FuturesAccess shall pay all expenses, including administrative and ongoing offering costs, as well as any extraordinary expenses, incurred in its operations (including the expenses of any services provided by the Sponsor, other than in its capacity as Sponsor, or its affiliates); provided, that Systematic Momentum FuturesAccess shall not pay any allocable Sponsor overhead.

      (g) The Sponsor retains outside service providers to supply tax reporting, custody and accounting services to FuturesAccess. Systematic Momentum FuturesAccess' operating costs will include Systematic Momentum FuturesAccess' allocable share of the fees and expenses of such service providers, as well as the fees and expenses of any Merrill Lynch entity which may provide such (or other) services in the future.

      (h) The Capital Account of the Sponsor (if any) shall not be subject to Sponsor's Fees.

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007

SECTION 2.06. ALLOCATION OF PROFITS AND LOSSES FOR FINANCIAL PURPOSES. As of the end of each Accounting Period and before giving effect to any redemptions then being made, the Closing Capital Account of each Class shall be determined by adjusting the Opening Capital Account of each such Class as of the beginning of such Accounting Period in the following manner:

      (a) Any increase or decrease in the Net Asset Value of Systematic Momentum FuturesAccess, after deduction of all operating expenses, but prior to accrual of the Sponsor's Fees, during such Accounting Period shall be credited pro rata, without any order or priority, among: (i) each Class of Units; and (ii) the Sponsor's Capital Account, if any, based in each case on the aggregate Opening Capital Accounts attributable to each such Class of Units and the Sponsor's Capital Account. Extraordinary expenses shall be allocated as the Sponsor may determine.

      (b) If the Closing Capital Account per Unit of any Class is reduced to zero, any further decrease in the Net Asset Value per Unit shall be allocated to the Sponsor's Capital Account, if any.

      (c) The Sponsor's Fee shall be debited from each Class, in each case after the Section 2.06(a) and (b) allocations are made.

      (d) The Net Assets of each Class shall be divided equally among all Units of such Class.

SECTION 2.07.     ALLOCATION OF PROFITS AND LOSSES FOR INCOME TAX PURPOSES.

      (a) A Tax Account shall be established for each Unit of each Class. The Tax Accounts of all outstanding Units shall initially be equal to each Unit's net purchase price (i.e., the subscription price for such Unit reduced by any sales commissions) and shall subsequently be increased by such Unit's share of the taxable and tax-exempt income of Systematic Momentum FuturesAccess and decreased by such Unit's share of the items of loss or expense and nondeductible items of loss or expense of Systematic Momentum FuturesAccess, as well as by any distributions.

      (b) For federal income tax purposes, items of ordinary income and loss, capital gain and capital loss shall, unless the Sponsor believes that doing so would not equitably reflect the economic experience of the Units, be allocated as of December 31 of each year among the Units, in the following order and priority:

            (i) Items of ordinary income and deduction generated by Systematic Momentum FuturesAccess (as reported to it by the FuturesAccess Funds in which it invests shall be allocated pro rata among the Units which were outstanding during the months in such year when such items of ordinary income and deductions accrued.

            (ii) Gains will be allocated FIRST, to Investors who have redeemed Units during such year (including as of December
                  31), to the extent of the positive difference (if any) between the amounts received or receivable upon redemption and the respective Tax Account balances of the redeemed Units. SECOND, gains will be allocated to Investors to the extent of the positive difference (if any) between the Capital Account balance and the Tax Account balance attributable to their remaining Units. THIRD, gains will be allocated among all outstanding Units based on their respective Net Asset Values.

            (iii) Losses shall be allocated FIRST, to Investors who have redeemed Units during such year (including as of December
                  31), to the extent of the negative difference (if any) between the amounts received or receivable upon redemption and the respective Tax Account balances of the redeemed Units. SECOND, losses shall be allocated to Investors to the extent of the negative difference (if any) between the Capital Account balance and Tax Account balance attributable to their remaining Units. THIRD, losses shall be allocated among all outstanding Units based on their respective Net Asset Values.

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007

            (iv) In the case of each of the FIRST and SECOND allocation levels set forth in Sections 2.07(b)(ii) and (iii), if there is insufficient gain or loss to make the complete allocation required at such level, such allocation will be made pro rata among all Units which are subject to an allocation at such level in accordance with the respective amounts which would have been allocated had a complete allocation been possible.

            (v) Sponsor's Fees, as well as the operating expenses (in each case as adjusted to reflect the non-deductibility of all or a portion of such Sponsor's Fees and operating expenses) and extraordinary expenses, shall be allocated, for tax purposes, to the Tax Accounts of the Units based on the amount of the foregoing actually debited from the Units' respective Capital Accounts.

            (vi) Items of ordinary income and/or gain attributable to amounts received by Systematic Momentum FuturesAccess from the Trading Advisor for payment to the Sponsor shall be specially allocated to the Sponsor.

      (c) The character of items of income, gain, loss or deduction (ordinary, short-term and long-term) and of the items required to be separately stated by Section 702(a) of the Code shall be allocated to the Investors pursuant to this Section 2.07 so as equitably to reflect, without discrimination or preference among Investors, the amounts credited or debited to the Units' respective Capital Accounts pursuant to Section 2.06. Furthermore, to the extent that the FuturesAccess Fund has a net long-term capital gain or loss that may be subject to more than one maximum federal income tax rate, allocations of such gain or loss shall be made pro rata from among the amounts subject to each maximum tax rate.

      (d) In the case of Units which are transferred during a fiscal year, the tax allocations shall be made to such Units as provided above. The Tax Items so allocated will then be divided among the transferor(s) and the transferee(s) based on the number of months during such year that each held such Units, or in such other manner as the Sponsor may deem equitable.

      (e) Having in mind the principles of the allocations set forth above in this Section 2.07 (to which all Investors consent by becoming Investors), the Sponsor may nevertheless make such allocations of items of ordinary income and gain, ordinary deduction and loss and any items required to be separately stated by Section 702(a) of the Code, as the Sponsor may deem fair and equitable -- even if not consistent with the foregoing allocations -- in order to cause the Tax Items allocated to the Investors, respectively, better to take into account (as determined by the Sponsor) the Units' respective Opening Capital Accounts and distributive shares of net profit and net loss, any entry of new Investors, any redemptions, any differences between income for tax purposes and for Net Asset Value purposes, the differences between the Classes of Units and any other special circumstances which may arise; provided, however, that no such allocation by the Sponsor shall discriminate unfairly against any Investor; and provided further, that the Sponsor shall be under no obligation whatsoever to deviate from the allocations set forth above.

      (f) Systematic Momentum FuturesAccess may, to the extent practicable (i.e., to the extent that Systematic Momentum FuturesAccess receives gross tax allocations from the FuturesAccess Funds in which it invests) allocate Tax Items on a gross rather than a net basis.

      (g) Allocations pursuant to this Section 2.07 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Units' Capital Account or share of net profits, net losses, other items or distributions.

      (h) The tax allocations set forth in this Section 2.07 are intended to allocate items of Systematic Momentum FuturesAccess' income, gains, losses and deductions (ordinary, short-term and long-term) in accordance with Sections 704(b) and 704(c) of the Code, and the regulations thereunder, including, without limitation, the requirements set forth therein regarding a "qualified income offset."

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007

      (i) The Sponsor may make such modifications to this Agreement as the Sponsor believes may be required to comply with Section 704(c) of the Code and the regulations thereunder.

      (j) In the event that the Sponsor determines to issue a new Class of Units, the foregoing tax allocations shall be adjusted so as equitably to allocate tax items between or among the different Classes.

SECTION 2.08. CHARGEBACKS TO CURRENT OR FORMER INVESTORS. Each Investor, by subscribing for Units, agrees to repay, despite the fact that such Investor no longer remains an Investor, to Systematic Momentum FuturesAccess any amount (including interest at the rate set by the Sponsor in good faith from the date of any payment of redemption or distribution proceeds to such Investor by Systematic Momentum FuturesAccess) which the Sponsor may reasonably determine to be due to Systematic Momentum FuturesAccess from such Investor as a result, for example, of any claims arising (prior or subsequent to such Investor's withdrawal from Systematic Momentum FuturesAccess) relating to events or circumstances (whether known or unknown at the time of such Investor's withdrawal) in existence while such Investor was an Investor or, subject to the following paragraph, in the event that the Net Asset Value per Unit (of any Class) at which such Investor was permitted to redeem is later determined to have been overstated or otherwise miscalculated due to circumstances (whether known or unknown at the time of such Investor's redemption) in existence as of the date of redemption (either of the level of Systematic Momentum FuturesAccess or at that of one of the underlying FuturesAccess Fund in which it invest. In no event shall any provision of this Section 2.08 require an Investor to repay to Systematic Momentum FuturesAccess any amounts in excess of the redemption proceeds received by such Investor from, or the amounts distributed to such Investor by, Systematic Momentum FuturesAccess, plus interest thereon as provided above.

In the event that the Sponsor determines that an amount paid by Systematic Momentum FuturesAccess to a withdrawn or continuing Investor was less or more than the amount which such Investor was, in fact, entitled to receive, the Sponsor shall not (unless the Sponsor otherwise determines) attempt to make appropriate adjusting payments to, or formally request appropriate adjusting payments from, such withdrawn Investor or make retroactive adjustments to such continuing Investor's Units in order to reflect such discrepancy, but rather shall reflect such adjustments in the Accounting Period in which they become known.

SECTION 2.09.     PROCESSING OF SUBSCRIPTIONS.

      (a) The Sponsor may admit new Investors to Systematic Momentum FuturesAccess at such times and upon such notice (if any) as the Sponsor may determine. Investors' Merrill Lynch Accounts will be debited on or about the issuance date of such Units, and the amount so debited, less any applicable sales commission, will be invested directly in Systematic Momentum FuturesAccess. No interest will be payable in respect of any such subscriptions.

      (b) Members acknowledge that the admission of new Members may change the overall allocation of Systematic Momentum FuturesAccess' portfolio among the underlying FuturesAccess Funds.

      (c) Pursuant to Securities and Exchange Commission Rule 15c2-4, any subscriptions held in escrow during the initial offering period pending release to Systematic Momentum FuturesAccess shall be held by a bank independent of the Sponsor, its affiliates, and their respective officers, employees, representatives and agents (each, a "Sponsor Party" and, collectively, the "Sponsor Parties").

SECTION 2.10. VALUATION OF ASSETS. For all purposes of this Agreement, including, without limitation, the determination of the Net Asset Value per Unit of each Class, the assets of Systematic Momentum FuturesAccess shall be valued according to the following principles:

      (a) The Net Assets of Systematic Momentum FuturesAccess are its assets less its liabilities determined in accordance with generally accepted accounting principles and as described below.

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007

      (b)   Systematic Momentum FuturesAccess' investments in the
            FuturesAccess Funds shall be valued by such FuturesAccess Funds.

      (c) The Sponsor shall value any asset of Systematic Momentum FuturesAccess not invested in a FuturesAccess Fund by applying the following general principles:

            (i) commodity interests and currency interests which are traded on a United States exchange shall be valued at their settlement on the date as of which the values are being determined;

            (ii) commodity interests and currency interests not traded on a United States exchange shall be valued based upon policies established by the Sponsor, generally based on prices as reported by any reliable source selected by the Sponsor, consistently applied for each variety of interest;

            (iii) swap agreements shall be valued in the good faith discretion of the Sponsor based on quotations received from dealers deemed appropriate by the Sponsor;

            (iv) bank and other interest-bearing accounts, Treasury bills and other short-term, interest-bearing instruments shall be valued at cost plus accrued interest;

            (v) securities which are traded on a national securities exchange shall be valued at their closing price on the date as of which their value is being determined on the national securities exchange on which such securities are principally traded or on a consolidated tape which includes such exchange, whichever shall be selected by the Sponsor, or, if there is no closing price on such date on such exchange or consolidated tape, at the prior day's closing price;

            (vi) securities not traded on a national securities exchange but traded over-the-counter shall be valued based on prices as reported by any reliable source selected by the Sponsor;

            (vii) money-market funds shall be valued at their net asset value on the date as of which their value is being determined;

            (viii) if on the date as of which any valuation is being made, the exchange or market herein designated for the valuation of any given assets is not open for business, the basis for valuing such assets shall be such value as the Sponsor may deem fair and reasonable;

            (ix) all other assets, including securities traded on foreign exchanges, and liabilities shall be valued in good faith by the Sponsor, including assets and liabilities for which there is no readily identifiable market value;

            (x) the foregoing valuations may be modified by the Sponsor if and to the extent that it shall determine that modifications are advisable in order better to reflect the true value of any asset; and

            (xi) the Sponsor, as sponsor of each FuturesAccess Fund, may reduce the valuation of any asset (or of a FuturesAccess
                  Fund) by reserves established, as contemplated by Section 2.04(g), to reflect losses, contingencies, liabilities, uncertain valuations or other factors, which the Sponsor determines reduce, or might reduce, the value of such asset (or of a FuturesAccess Fund as a whole in the case of reserves not specifically attributable to any particular asset).

All determinations of value by the Sponsor shall be final and conclusive as to all Investors, in the absence of manifest error, and the Sponsor shall be absolutely protected in relying upon valuations furnished to the Sponsor by third parties, provided that such reliance is in good faith.

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007

The Sponsor may suspend the calculation of Net Asset Value during any period when any of the FuturesAccess Funds in which Systematic Momentum FuturesAccess invests has done so.

SECTION 2.11. USE OF ESTIMATES. The Sponsor is authorized to make all Net Asset Value determinations (including, without limitation, for purposes of determining redemption payments and calculating Sponsor's Fees) on the basis of estimated numbers (in most cases as estimated by the Sponsor itself as sponsor of the respective FuturesAccess Funds). The Sponsor shall not (unless the Sponsor otherwise determines) attempt to make any retroactive adjustments in order to reflect the differences between such estimated and the final numbers, but rather shall reflect such differences in the Accounting Period in which final numbers become available. The Sponsor also shall not (unless the Sponsor otherwise determines) revise Sponsor's Fee calculations to reflect differences between estimated and final numbers (including differences which have resulted in economic benefit to a Sponsor Party).

If, after payment of redemption proceeds, the Sponsor determines that adjustment to the Net Asset Value of the redeemed Units is necessary, the redeeming Investor (if the Net Asset Value is adjusted upwards) or the remaining Investors (if the Net Asset Value is adjusted downwards) will bear the risk of such adjustment. The redeeming Investor will neither receive further distributions from, nor will it be required to reimburse, Systematic Momentum FuturesAccess in such circumstances.

All Members acknowledge and agree that because Systematic Momentum FuturesAccess will invest in multiple FuturesAccess Funds the likelihood of there being material discrepancies between estimated and final Net Asset Values is greater in the case of Systematic Momentum FuturesAccess than in the case of any single FuturesAccess Fund.

SECTION 2.12. ACCOUNTING PRACTICES. All matters concerning FuturesAccess Fund accounting practices shall be determined by the Sponsor on a fair and equitable basis, and all such determinations shall be final and conclusive as to all Investors. However, the Sponsor shall be under no obligation whatsoever to make any deviations from the allocations set forth in this Article II.

In reporting Net Asset Values to Investors and third parties on an interim basis, the Sponsor shall be entitled to accrue fees and payments due at the end of a period as if such fees or payments were due (on a pro rata basis, if appropriate) as of the end of an interim period within such period.

                                 ARTICLE III
         PARTICIPATION IN SYSTEMATIC MOMENTUM FUTURESACCESS PROPERTY;
                         REDEMPTIONS AND DISTRIBUTIONS

SECTION 3.01. NO UNDIVIDED INTERESTS IN SYSTEMATIC MOMENTUM FUTURESACCESS PROPERTY. Each Unit shall represent an interest in Systematic Momentum FuturesAccess, not an undivided interest in any property of the Systematic Momentum FuturesAccess (including its investments in FuturesAccess Funds). The Units shall constitute personal property for all purposes.

SECTION 3.02.     REDEMPTIONS OF UNITS; EXCHANGES.

      (a) Timing and Amount of Redemptions. Subject to this Section 3.02, an Investor shall be entitled to redeem all or part of such Investor's Units as of the end of any calendar month, upon giving at least 10 days' written or oral notice. Investors who have Merrill Lynch customer securities accounts may give such notice by contacting their Merrill Lynch Financial Advisor, orally or in writing; Investors who no longer have a Merrill Lynch customer securities account must submit written notice of redemption, with the signature guaranteed by a United States bank or broker-dealer, to the Sponsor.

      (b) No Redemption Fees. Systematic Momentum FuturesAccess shall not charge any redemption fees.

      (c) Payment of Redemptions. The Sponsor shall cause Systematic Momentum FuturesAccess to distribute to redeeming Investors the estimated Net Asset Value of the Units redeemed by them, generally

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007
            approximately 10 business days after the effective date of redemption, although there can be no assurance of the timing of such payment.

Units which have been redeemed, but the proceeds of which have not yet been paid, shall nevertheless be deemed to have ceased to be outstanding from the effective date of redemption for all other purposes hereunder.

No interest shall be paid to Investors on redemption proceeds held pending distribution. Systematic Momentum FuturesAccess shall retain any such interest.

      (d) Suspension of Redemptions. In the event that Systematic Momentum FuturesAccess suspends the calculation of Net Asset Value, the Sponsor shall, upon written notice to all affected Investors, suspend any or all redemption requests (as well as any request to exchange Units for units of other funds included in FuturesAccess). Any unsatisfied redemption requests shall be suspended until such time as Systematic Momentum FuturesAccess is again able to calculate Net Asset Value. All Units subject to suspended redemption requests shall continue to be treated as outstanding for all purposes hereunder, as if no redemption requests relating thereto had been submitted, until the effective date of their suspended redemption. During any period in which Systematic Momentum FuturesAccess has suspended redemptions, Investors will not be able to exchange Units for units of other FuturesAccess Funds.

If the Sponsor determines that a portion, but not all, of pending redemption requests can be processed in due course, the requests of all Investors submitting timely redemption requests with respect to any given redemption date shall be satisfied pro rata (based on the aggregate Net Asset Value of the Units requested to be redeemed by all Investors) from such funds as the Sponsor determines are available for distribution.

In addition to the foregoing provisions of this Section 3.02(d), the Sponsor may delay or suspend both the payment of redemption proceeds and the effective date of redemptions if the Sponsor determines that not doing so would have adverse consequences for the non-redeeming Investors.

      (e) Exchanges. Investors may generally exchange Units for units in other FuturesAccess Funds as described in the FuturesAccess Program Subscription and Exchange Agreement and Signature Pages thereto, as supplemented and amended from time to time. Any circumstance leading to a delay or suspension of either redemption dates or the receipt of the proceeds of redemptions from Systematic Momentum FuturesAccess shall have a corresponding effect on Investors' exercise of their Exchange Privileges relating to Systematic Momentum FuturesAccess.

SECTION 3.03.     WITHDRAWALS OF CAPITAL BY THE SPONSOR.

      (a) The Sponsor may withdraw capital from its Capital Account(s), if any, without notice to the Investors.

      (b) To the extent Merrill Lynch has provided any "seed" capital to the Fund, Merrill Lynch will redeem $50,000 of its Units (by aggregate Net Asset Value) for each $50,000 in net client investments (i.e., subscriptions minus client redemptions and exchanges) received by the Fund after it begins operation. Notwithstanding the foregoing, Merrill Lynch may vary the foregoing redemption schedule upon advance agreement with the Trading Advisor (e.g., Merrill Lynch may agree not to begin withdrawing all or a portion of its initial seed capital for a specified period of time) and may withdraw seed capital at different times and on different terms than are available to Investors.

SECTION 3.04.     MANDATORY REDEMPTIONS.

      (a) The Sponsor may mandatorily redeem part or all of the Units held by a particular Investor if the Sponsor determines that (i) such Investor's continued holding of Units could result in adverse consequences to Systematic Momentum FuturesAccess, (ii) such Investor has a history of excessive exchanges between different FuturesAccess Funds and/or HedgeAccess funds that is contrary to the purpose and/or efficient management of the Programs, (iii) such Investor's investment in the Units, or aggregate investment in


                                     A-3

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007

            FuturesAccess, is below the minimum level established by the Sponsor (including any increase in such minimum level that the Sponsor may implement in the future) or (iv) for any other reason.

      (b) The Sponsor will mandatorily redeem all of Systematic Momentum FuturesAccess' outstanding Units in the event that the Sponsor concludes that it is no longer advisable to operate Systematic Momentum FuturesAccess or if the amount of assets invested in Systematic Momentum FuturesAccess declines to a level that the Sponsor believes makes the continued operation of Systematic Momentum FuturesAccess impracticable or uneconomical.

      (c) Units mandatorily redeemed shall be redeemed as of the specified month-end without any further action on the part of the affected Investor, and the provisions of Sections 3.02 and 3.07 shall apply. In the event that the Sponsor mandatorily redeems any of an Investor's Units, such Investor shall have the option to redeem all of such Investor's Units as of the date fixed for redemption.

SECTION 3.05. MANDATORY REDEMPTIONS TO PAY TAXES. In the event that Systematic Momentum FuturesAccess is required to pay or withhold state, local or other taxes with respect to a particular Investor or Investors, Systematic Momentum FuturesAccess may redeem an appropriate number of such Investor's or Investors' Units as of the end of the Accounting Period immediately following such payment in order to reimburse Systematic Momentum FuturesAccess for the amount of such payment, together with interest on the amounts so paid at the 91-day Treasury bill rate as in effect as of the beginning of each calendar month, starting with the calendar month in which such payment is made, through the end of such Accounting Period.

SECTION 3.06. DISTRIBUTIONS. Systematic Momentum FuturesAccess distributions shall be made in the sole discretion of the Sponsor. No distributions are required.

SECTION 3.07. FORM OF DISTRIBUTION AND REDEMPTION PAYMENTS. No Investor shall have the right to demand or receive any property other than cash upon redemption. Distributions or payouts made to Investors shall be made in cash.

SECTION 3.08. REMOVAL OF THE SPONSOR. Upon at least 60 days written notice to the Sponsor and all Investors in Systematic Momentum FuturesAccess, the Sponsor may be required to withdraw as manager of Systematic Momentum FuturesAccess by a vote of Investors owning not less than 50% of the outstanding Units (by Net Asset Value), not including Units held by Sponsor Parties. Any such removal shall be effective as of the end of the calendar quarter in which such vote occurs.

                                  ARTICLE IV
                    WITHDRAWAL OF THE SPONSOR AND INVESTORS

SECTION 4.01.     WITHDRAWAL OF THE SPONSOR.

      (a) The Sponsor may withdraw from Systematic Momentum FuturesAccess at any time, without any breach of this Agreement, upon 90 calendar days' written notice to the Investors. Withdrawal of the Sponsor shall not dissolve Systematic Momentum FuturesAccess if at the time there is at least one other manager remaining; however, all Investors shall be entitled to redeem their Units, in total and not in part, as of the effective date of any such withdrawal by the Sponsor, unless an entity affiliated with the Sponsor remains as a manager of Systematic Momentum FuturesAccess. Nothing in this
            Section 4.01(a) shall, however, restrict the Sponsor from assigning and delegating its rights and obligations under this Agreement to an affiliate of the Sponsor upon notice (which need not be prior notice) to the Investors or in connection with the sale of all or a material portion of the Sponsor's equity or assets.

      (b) Withdrawal of the last remaining manager shall dissolve Systematic Momentum FuturesAccess.


                                     A-15

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007

SECTION 4.02. WITHDRAWAL OF AN INVESTOR. An Investor shall withdraw from Systematic Momentum FuturesAccess upon redemption of all of such Investor's outstanding Units. Withdrawal of an Investor shall not be a cause for dissolution of Systematic Momentum FuturesAccess.

SECTION 4.03. STATUS AFTER WITHDRAWAL. Except to the extent provided in
Section 2.08 or Section 7.02, each Investor upon redemption of the last of such Investor's Units shall cease to have any rights under this Agreement.

                                  ARTICLE V
                                  MANAGEMENT

SECTION 5.01.     AUTHORITY OF THE SPONSOR.

      (a) The management and operation of Systematic Momentum FuturesAccess and the determination of its policies shall be vested exclusively in the Sponsor. The Sponsor shall have the authority and power on behalf and in the name of Systematic Momentum FuturesAccess to carry out any and all of the objectives and purposes of Systematic Momentum FuturesAccess set forth in Section 1.01, and to perform all acts and enter into and perform all contracts and other undertakings which the Sponsor may deem necessary or advisable in connection with such objectives and purposes or incidental thereto. All actions and determinations to be made by the Sponsor hereunder shall, unless otherwise expressly provided, be made in the Sponsor's sole and absolute discretion.

      (b) The Sponsor is specifically authorized to manage Systematic Momentum FuturesAccess' cash flow, including through paying its costs by bank or other borrowings.

SECTION 5.02. SERVICE PROVIDERS; INVESTMENTS; ACCOUNTS. The Sponsor is hereby authorized and empowered to carry out and implement any and all of the objectives and purposes of Systematic Momentum FuturesAccess, including and without limiting the generality of the foregoing:

      (a) to invest in and redeem from, allocating and reallocating Systematic Momentum FuturesAccess' capital among, the various FuturesAccess Funds;

      (b) to engage attorneys, accountants, agents and other persons as the Sponsor may deem necessary or advisable;

      (c) to open, maintain and close accounts, including margin, discretionary and cash management accounts, with brokers, dealers, counterparties or other persons (in each case, including affiliates of the Sponsor) and to pay the customary fees and charges applicable to transactions in, or the maintenance of, all such accounts;

      (d) to invest in money-market funds (including funds sponsored by affiliates of the Sponsor), Treasury bills or other short-term, interest-bearing instruments;

      (e) to open, maintain and close bank and other interest-bearing and non-interest-bearing accounts; and

      (f) to enter into, make and perform such contracts, agreements and other undertakings as the Sponsor may deem necessary, advisable or incidental to the conduct of the business of Systematic Momentum FuturesAccess.

SECTION 5.03.     ACTIVITIES OF THE SPONSOR PARTIES.

      (a) The respective Sponsor Parties will not devote their full business time, or any material portion of their business time, to Systematic Momentum FuturesAccess, as each is involved in the management of numerous other client and proprietary accounts. However, the Sponsor hereby agrees to devote to the objectives and purposes of Systematic Momentum FuturesAccess such amount of the business time of its officers and employees as the Sponsor shall deem necessary for the management of the affairs of


                                     A-16

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007

            Systematic Momentum FuturesAccess; provided, however, that nothing contained in this Section 5.03(a) shall preclude any Sponsor Party from acting as a director, stockholder, officer or employee of any corporation, a trustee of any trust, a partner of any partnership, a manager or member of any other limited liability company or an administrative official of any other business or governmental entity, or from receiving compensation for services rendered thereto, from participating in profits derived from investments in any such entity or from investing in any securities or other property for such person's own account.

      (b) As contemplated by Section 2.05(g), the Sponsor retains outside service providers to supply certain services to FuturesAccess, including, but not limited to: tax reporting, custody, accounting and escrow services to FuturesAccess. Operating costs include Systematic Momentum FuturesAccess' allocable share of the fees and expenses of such (or other) service providers, as well as the fees and expenses of any Sponsor Party which may provide such (or other) services in the futures.

SECTION 5.04. SERVICES PERFORMED FOR SYSTEMATIC MOMENTUM FUTURESACCESS. Any Sponsor Party may perform administrative services for Systematic Momentum FuturesAccess, without such Sponsor Party waiving its fees for such services.

SECTION 5.05. INTERESTED PARTIES. The fact that a Sponsor Party or an Investor is directly or indirectly interested in or connected with Systematic Momentum FuturesAccess or a related party with which or with whom Systematic Momentum FuturesAccess has dealings, including but not limited to the Sponsor's sharing in the Management Fees paid and Performance Fee paid by the underlying FuturesAccess Funds in which the Sponsor invests, the receipt or rebate of other advisory and/or management fees, brokerage commissions, "bid-ask" spreads, mark-ups or other expenses, shall not preclude such dealings or make them void or voidable; and neither Systematic Momentum FuturesAccess nor any of the Investors shall have any rights in or to any such dealings or in or to any profits derived therefrom.

SECTION 5.06. EXCULPATION. The Sponsor Parties shall not be liable to Systematic Momentum FuturesAccess or any Investor for any claims, costs, expenses, damages or losses arising out of or in connection with this Agreement, the Sponsor acting as manager of Systematic Momentum FuturesAccess, Systematic Momentum FuturesAccess in general or the offering of the Units, for any conduct undertaken or omitted in good faith, and in the belief that such conduct or omission was in, or not opposed to, the best interests of Systematic Momentum FuturesAccess; provided, that such conduct or omission did not constitute gross negligence or intentional misconduct on the part of such Sponsor Party.

No Sponsor Party shall be liable to Systematic Momentum FuturesAccess or any Investor for failure to obtain for any FuturesAccess Fund or Systematic Momentum FuturesAccess the lowest negotiated brokerage commission rates, or to combine or arrange trading orders so as to obtain the lowest brokerage commission rates with respect to any transaction on behalf of any FuturesAccess Fund or for the failure to recapture, directly or indirectly, any brokerage commissions for the benefit of the FuturesAccess Fund or Systematic Momentum FuturesAccess.

No Sponsor Party shall be liable to Systematic Momentum FuturesAccess or any Investor for claims, costs, expenses, damages or losses due to circumstances beyond any Sponsor Party's control, or due to the negligence, dishonesty, bad faith or misfeasance of any third party chosen by a Sponsor Party in good faith.

In no respect by way of limiting the foregoing exculpatory provisions but rather by way of greater certainty, no Sponsor Party shall be liable to Systematic Momentum FuturesAccess or any Investor for any actions or omissions of: (i) the trading advisor for any FuturesAccess Fund; (ii) any broker, dealer or counterparty unaffiliated with Merrill Lynch chosen by a Sponsor Party in good faith; or (iii) any broker, dealer or counterparty chosen by the trading advisor for any FuturesAccess Fund.

Affiliates of the Sponsor will provide Systematic Momentum FuturesAccess with futures brokerage, forward dealing and other counterparty and dealer services, and shall receive compensation in connection therewith.


                                     A-17

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007

SECTION 5.07. INDEMNIFICATION. Systematic Momentum FuturesAccess shall indemnify and hold harmless the Sponsor Parties from and against any claims, costs, expenses, damages or losses (including, without limitation, from and against any judgment, settlement, attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action or proceeding) suffered or sustained by any of them by reason of the fact that a Sponsor Party is or was connected in any respect with Systematic Momentum FuturesAccess; provided, that the conduct or omission which led to such claim, cost, expense, damage or loss met the standard of exculpation set forth in
Section 5.06 above.

Systematic Momentum FuturesAccess shall advance payments asserted by a Sponsor Party to be due under the preceding paragraph pending a final determination of whether such indemnification is, in fact, due; provided, that such Sponsor Party agrees in writing to return any amounts so advanced (without interest) in the event such indemnification is finally determined not to be due.

Whether or not a Sponsor Party is entitled to indemnification hereunder shall be determined by the judgment of independent counsel as to whether such Sponsor Party has reasonable grounds for asserting that indemnification is so due, unless otherwise determined by a court, arbitral tribunal or administrative forum.

In the event Systematic Momentum FuturesAccess is made a party to any claim, dispute or litigation, or otherwise incurs any loss or expense, as a result of or in connection with any Investor's activities, obligations or liabilities unrelated to Systematic Momentum FuturesAccess' business, such Investor shall indemnify and reimburse Systematic Momentum FuturesAccess for all loss and expense incurred, including attorneys' fees.

SECTION 5.08. FUTURESACCESS FUNDS' STANDARD OF LIABILITY AND INDEMNIFICATION. The Members acknowledge and agree that each FuturesAccess Fund in which Systematic Momentum FuturesAccess invests will apply the same standard of liability and indemnification to the Sponsor in its capacity as sponsor of such FuturesAccess Fund.

SECTION 5.09. INVESTORS' TRANSACTIONS. Nothing in this Agreement is intended to prohibit any Investor from buying, selling or otherwise transacting in securities, commodity interests, currency interests, swap agreements or other instruments for such Investor's own account, including commodity interests, currency interests, swap agreements, securities or other instruments which are the same as those held by Systematic Momentum FuturesAccess or any FuturesAccess Fund in which Systematic Momentum FuturesAccess invests.

SECTION 5.10. RELIANCE BY THIRD PARTIES. In dealing with the Sponsor acting on behalf of Systematic Momentum FuturesAccess, no person shall be required to inquire into the authority of the Sponsor to bind Systematic Momentum FuturesAccess. Persons dealing with Systematic Momentum FuturesAccess shall also be entitled to rely on a certification by the Sponsor with regard to the authority of other persons to act on behalf of Systematic Momentum FuturesAccess in any matter.

SECTION 5.11. REGISTRATION OF ASSETS. Any assets owned by Systematic Momentum FuturesAccess may be registered in Systematic Momentum FuturesAccess' name, in the name of a nominee or in "street name."

SECTION 5.12. LIMITATION ON AUTHORITY OF THE SPONSOR. The Sponsor shall not have the authority without the consent of Investors holding more than 50% of the outstanding Units (by Net Asset Value), not including Units held by Sponsor Parties, then held by Investors to:

      (a) do any act in contravention of this Agreement (other than pursuant to the Sponsor's authority to unilaterally amend this Agreement, as provided in Section 10.03);

      (b)   confess a judgment against Systematic Momentum FuturesAccess; or

      (c) possess Systematic Momentum FuturesAccess property or assign rights to specific FuturesAccess Fund property for other than a FuturesAccess Fund purpose.


                                     A-18

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007

                                  ARTICLE VI
                            ADMISSION OF INVESTORS

SECTION 6.01. PROCEDURE AS TO NEW INVESTORS. The Sponsor may, as of the beginning of any calendar month (or as of such other times as the Sponsor may deem appropriate), admit one or more new Investors by issuing to such Investor(s) Units of the appropriate Class. Each new Investor to FuturesAccess shall execute and deliver an appropriate FuturesAccess Program Subscription and Exchange Agreement, and each additional Capital Contribution (whether a new subscription or an exchange) shall be accompanied by a new FuturesAccess Program Subscription and Exchange Agreement Signature Page. Systematic Momentum FuturesAccess may charge an Investor such amount as may be deemed appropriate by the Sponsor to compensate Systematic Momentum FuturesAccess in the case of any Capital Contribution received by Systematic Momentum FuturesAccess after the day as of which the new Investor making such Capital Contribution is admitted to Systematic Momentum FuturesAccess and such Investor's Units are deemed to have been issued.

Admission of a new Investor shall not result in a dissolution of Systematic Momentum FuturesAccess.

SECTION 6.02. PROCEDURE AS TO NEW MANAGERS. One or more additional managers may be admitted to Systematic Momentum FuturesAccess by the Sponsor, without the consent of any Investor, if, but only if, the additional manager or managers are affiliates of the Sponsor or successors to all or a material portion of the Sponsor's equity or assets. The Sponsor shall promptly notify the Investors of the admission of any such affiliated manager or managers (such notice need not, however, be prior notice). No manager or managers which is not or are not affiliated with the Sponsor may be admitted to Systematic Momentum FuturesAccess without the consent of Investors holding more than 50% of the outstanding Units (by Net Asset Value), not including Units held by Sponsor Parties, then held by Investors; provided, that the foregoing restriction shall not apply in the case of a sale of all or a material portion of the Sponsor's equity or assets.

                                 ARTICLE VII
                BOOKS OF ACCOUNT; AUDITS; REPORTS TO INVESTORS

SECTION 7.01. BOOKS OF ACCOUNT. The books of account of Systematic Momentum FuturesAccess shall be maintained in accordance with generally accepted accounting principles under the accrual basis of accounting by or under the supervision of the Sponsor and shall be open to inspection by any Investor or such Investor's representative during regular business hours; provided, however, that such books and records shall only be available for inspection pursuant to a valid, non-commercial purpose related to an Investor's status as an Investor.

SECTION 7.02. ANNUAL AUDIT. The accounts of Systematic Momentum FuturesAccess shall be audited as of the close of each fiscal year by an independent public accounting firm (the "Accountant") selected by the Sponsor and in accordance with the applicable Commodity Futures Trading Commission regulations.

The Sponsor or its agents shall cause to be prepared and mailed to each Investor, including Investors who have redeemed all of their Units and withdrawn but who were Investors at any time during a fiscal year, audited financial statements and a report prepared by the Accountant, setting forth as of the end of such fiscal year:

      (a)   the assets and liabilities of Systematic Momentum FuturesAccess;

      (b) the net capital appreciation or depreciation of Systematic Momentum FuturesAccess for such fiscal year;

      (c) the Net Asset Value of Systematic Momentum FuturesAccess as of the end of such fiscal year; and

      (d) the Net Asset Value per Unit of each Class as of the end of such fiscal year.


                                     A-19

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007

The Sponsor shall not be required to provide Investors with an annual audit in respect of any given year by any particular date in the following year, nor shall the Net Asset Value of the Units be audited as of any date other than the end of a fiscal year.

The Investors acknowledge that the Sponsor will be unable to provide the Investors with Systematic Momentum FuturesAccess' audited financial statements until the Sponsor has received the audited financial statements from the underlying FuturesAccess Funds in which Systematic Momentum FuturesAccess invests.

The Sponsor or its agents shall cause each Investor, including former Investors who were Investors at any time during such fiscal year, to be furnished with all information relating to Systematic Momentum FuturesAccess necessary to enable such Investor to prepare such Investor's federal income tax return; provided, that all Investors acknowledge and agree that such information may initially be provided in the form of estimates pending completion of Systematic Momentum FuturesAccess' audit for such fiscal year, and that Investors may be required to obtain extensions of the date by which their federal and state income tax returns must be filed. The Sponsor will have no liability to any Investor as a result of such Investor being required to obtain any such extensions.

SECTION 7.03. INTERIM REPORTS. From time to time, but no less frequently than monthly, the Sponsor shall cause to be prepared and delivered (at the expense of Systematic Momentum FuturesAccess), to each Investor interim reports indicating Systematic Momentum FuturesAccess' estimated results of operations and presenting such other matters concerning Systematic Momentum FuturesAccess' operations as the Sponsor may deem appropriate as well as those required by the applicable Commodity Futures Trading Commission regulations. The estimated performance of Systematic Momentum FuturesAccess will be available upon request to the Sponsor by any Investor.

                                 ARTICLE VIII
                             CONFLICTS OF INTEREST

SECTION 8.01. INVESTORS' CONSENT. Each Investor, by subscribing for Units, gives full and informed consent to the conflicts of interest to which the Sponsor Parties are subject in their operation of Systematic Momentum FuturesAccess, as disclosed in the Memorandum and as contemplated herein (including without limitation the Sponsor sharing in the management fees paid and the performance allocations made with respect to Systematic Momentum FuturesAccess' investment in the FuturesAccess Funds, whether such sharing is achieved directly or through the FuturesAccess Fund's special allocation to the Sponsor of such shared Management Fees and Performance Fees), and covenants not to object to or bring any proceedings against any Sponsor Party relating to any such conflicts of interest; provided, that such Sponsor Party complies with the standard of exculpation set forth in Section 5.06.

In addition to the provisions of the preceding paragraph, the Sponsor is hereby specifically authorized to invest Systematic Momentum FuturesAccess' assets in FuturesAccess Funds which direct transactions to Sponsor Parties.

SECTION 8.02.     INVESTORS' REPRESENTATIVE.

      (a) An Investors' Representative -- a professional services firm that is independent of the Sponsor and its affiliates and that does not otherwise perform material services for the Sponsor or any affiliated entities (other than as an Investors' Representative for other funds) -- may be appointed by the Sponsor from time to time as a means of providing (or withholding) the informed consent of Investors required for Systematic Momentum FuturesAccess to enter into certain transactions which otherwise may be inappropriate or impermissible due to the conflicts of interest involved (for example, allocations to FuturesAccess Funds in which the Sponsor or its affiliates have a substantial proprietary interest). The transactions submitted to the Investors' Representative for consent will typically be transactions which the Sponsor believes to be in the best interests of Systematic Momentum FuturesAccess but which, nevertheless, may require Investor consent under Section 206(3) or other applicable provisions of the Investment Advisers Act of 1940 (the "Advisers Act"). The role of the Investors' Representative will not be to make investment recommendations or pricing determinations nor to review the merits of any transaction presented to it, but only to confirm that the conflicts of interest involved have been resolved and that Systematic Momentum FuturesAccess enters into such transactions on an arm's length basis.


                                     A-20

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007

            The Investors' Representative would be exculpated and indemnified to the same extent as the Sponsor.

      (b) The Sponsor has initially appointed Arthur F. Bell, Jr. & Associates, L.L.C. to act as the Investors' Representative. The Sponsor will notify Investors of any change in the appointment of the Investors' Representative and will report annually to Investors all transactions approved by the Investors' Representative during the fiscal-year period then ended. The Sponsor may resolve conflict of interest situations itself without referring the matter to the Investors' Representative, unless otherwise required by law.

      (c) By subscribing for Units in Systematic Momentum FuturesAccess, each Investor expressly authorizes the Sponsor to appoint an Investors' Representative to act as their agent in consenting (or withholding consent) to transactions presented to it.

                                  ARTICLE IX
                          DISSOLUTION AND WINDING UP

SECTION 9.01. EVENTS OF DISSOLUTION. Systematic Momentum FuturesAccess will be dissolved, the affairs of Systematic Momentum FuturesAccess will be wound up and Systematic Momentum FuturesAccess will be liquidated upon the occurrence of any of the following events:

      (a) bankruptcy, dissolution, withdrawal or other termination of the last remaining manager of Systematic Momentum FuturesAccess;

      (b) any event which would make unlawful the continued existence of Systematic Momentum FuturesAccess;

      (c) withdrawal of the Sponsor unless at such time there is at least one remaining manager; or

      (d) the determination by the Sponsor to liquidate the FuturesAccess Fund and wind up its affairs.

Nothing in this Section 9.01 shall impair the right of Investors holding more than 50% of the outstanding Units then held by Investors to vote within 90 calendar days of any of the foregoing events of dissolution to continue Systematic Momentum FuturesAccess on the terms set forth herein (if it is lawful to do so), and to appoint one or more managers for Systematic Momentum FuturesAccess.

SECTION 9.02. DISSOLUTION. Upon the dissolution of Systematic Momentum FuturesAccess, the Sponsor (or, if the Sponsor has withdrawn, such other liquidator as the Investors may -- by vote of more than 50% of the outstanding Units (by Net Asset Value), not including Units held by Sponsor Parties, select -- shall wind up Systematic Momentum FuturesAccess' affairs and, in connection therewith, shall distribute Systematic Momentum FuturesAccess' assets in the following manner and order:

      (a) FIRST, to the payment and discharge of all claims of creditors of Systematic Momentum FuturesAccess (including creditors who are Investors);

      (b) SECOND, to the establishment of such reserves as the Sponsor (or such other liquidator) may consider reasonably necessary or appropriate for any losses, contingencies, liabilities or other matters of or relating to Systematic Momentum FuturesAccess; provided, however, that if and when the Sponsor (or such other liquidator) determines that the causes for such reserves have ceased to exist, the monies, if any, then held in reserve shall be distributed in the manner hereinafter provided; and

      (c) THIRD, after making all final allocations contemplated by Article II (and for such purposes treating the date of dissolution as if it were a December 31), to the distribution in cash of the remaining assets of Systematic Momentum FuturesAccess among the Investors in accordance with the positive balance in each such Investor's Closing Capital Account as of the last day of the Accounting Period in which Systematic Momentum FuturesAccess' dissolution occurs. Any assets distributed in kind in the liquidation


                                     A-21

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007
            shall be valued, for purposes of such distribution, in accordance with Section 2.10 as of the date of distribution, and any difference between such value and the carrying value of such assets shall, to the extent not otherwise taken into account in determining Net Asset Value, be deemed to constitute income or loss to Systematic Momentum FuturesAccess.

                                  ARTICLE X
                           MISCELLANEOUS PROVISIONS

SECTION 10.01. INVESTORS NOT TO CONTROL. The Investors shall take no part in the conduct or control of Systematic Momentum FuturesAccess' business and shall have no authority or power to act for or to bind Systematic Momentum FuturesAccess.

SECTION 10.02. POWER OF ATTORNEY. Each Investor, by subscribing for Units, does hereby constitute and appoint the Sponsor, as such Investor's true and lawful representative and attorney-in-fact, with authority in such Investor's name, place and stead to make, execute, sign and file a Certificate of Formation of Systematic Momentum FuturesAccess, any amendments thereto authorized herein, any amendments to this Agreement authorized herein, and all such other instruments, documents and certificates which may, from time to time, be required by, or deemed advisable by the Sponsor under, the laws of the United States of America, the State of Delaware, the State of New Jersey, the State of New York or any other state or political subdivision in which the Sponsor shall determine that Systematic Momentum FuturesAccess shall do business, to effectuate, implement and continue the valid existence of Systematic Momentum FuturesAccess.

SECTION 10.03. AMENDMENTS; CONSENTS. This Agreement may not be modified or amended without the written consent of the Sponsor.

This Agreement may be modified or amended at any time with the consent of the Sponsor and by Investors holding more than 50% of the outstanding Units (by Net Asset Value), not including Units held by Sponsor Parties.

For all purposes of this Agreement, except as provided in the last paragraph of this Section 10.03, when the consent of Investors is required, the affirmative consent of Investors is not required; "negative consent" by failure to object in writing after reasonable notice of a proposed modification or amendment is sufficient -- 30 calendar days to be conclusively presumed to constitute "reasonable notice" for such purposes.

The Sponsor may, without the consent of the Investors, modify or amend any provision of this Agreement for any of the following purposes:

      (a) to add to this Agreement any further covenants, restrictions, undertakings or other provisions for the protection or benefit of Investors;

      (b) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions contained herein or in the Confidential Program Disclosure Document;

      (c)   to cause the allocations contained in Article II to comply with
            Section 704 of the Code or any other statutory provisions or regulations relating to such allocations;

      (d) to provide for the issuance of new Classes of Units, or to amend the manner in which Units may be exchanged among funds in FuturesAccess or between different Classes of Units, provided that doing so is not adverse to outstanding Units (as contemplated by Section 10.13); or

      (e) to make any other change not materially adverse to the interests of the Investors.

Notwithstanding anything in this Section 10.03 to the contrary, without the affirmative written consent of each Investor affected thereby, no such modification or amendment shall: reduce the liabilities, obligations or responsibilities of the


                                     A-22

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007

Sponsor (except that the Sponsor may take action to admit any person or entity which is an affiliate of the Sponsor as a substitute manager, and to provide for the Sponsor subsequently to withdraw from Systematic Momentum FuturesAccess or to provide for the Sponsor to withdraw from Systematic Momentum FuturesAccess without admitting any such substitute manager to Systematic Momentum FuturesAccess); increase the liabilities of Investors; or reduce the participation of Investors in the profits and losses of Systematic Momentum FuturesAccess or in any distributions made by Systematic Momentum FuturesAccess as set forth herein.

SECTION 10.04. NOTICES. Any notice to Systematic Momentum FuturesAccess or the Sponsor relating to this Agreement shall be in writing and delivered in person or by registered or certified mail and addressed to the Sponsor at the principal office of Systematic Momentum FuturesAccess. All notices and reports sent to the Investors shall be addressed to each Investor at the address set forth in such Investor's FuturesAccess Program Subscription and Exchange Agreement (including the FuturesAccess Program Subscription and Exchange Agreement Signature Page). Any Investor may designate a new address by written notice to the Sponsor. Unless otherwise specifically provided in this Agreement, a notice shall be deemed to have been given to Systematic Momentum FuturesAccess or the Sponsor when actually received by the Sponsor, and to have been given to an Investor three business days after being deposited in a post office or regularly maintained mailbox or when delivered in person. The Sponsor may waive any notice requirement relating to notice to Systematic Momentum FuturesAccess or to itself, but no such waiver shall constitute a continuing waiver.

SECTION 10.05. LEGAL EFFECT; MANNER OF EXECUTION. This Agreement shall be binding upon the Investors, the Sponsor and their respective permitted successors and assigns. This Agreement shall inure to the benefit of the foregoing parties as well as to the benefit of the Sponsor Parties.

This Agreement may be executed by power-of-attorney embodied in a FuturesAccess Program Subscription and Exchange Agreement (including the FuturesAccess Program Subscription and Exchange Agreement Signature Page) or similar instrument with the same effect as if the parties executing the FuturesAccess Program Subscription and Exchange Agreement (including the FuturesAccess Program Subscription and Exchange Agreement Signature Page) or similar instrument had all executed one counterpart of this Agreement; provided, that this Agreement may also be executed in separate counterparts.

SECTION 10.06. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and amends, restates, and supersedes all prior agreements among any of the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless it shall be in writing and signed by the party against whom enforcement is sought.

SECTION 10.07. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. THE RIGHTS AND LIABILITIES OF THE INVESTORS SHALL BE AS PROVIDED IN THE ACT, EXCEPT AS HEREIN OTHERWISE EXPRESSLY PROVIDED.

SECTION 10.08. CONSENT TO JURISDICTION. All controversies arising hereunder or in connection with the affairs of Systematic Momentum FuturesAccess shall be brought in the state or federal courts located in New York, New York, and all Investors hereby irrevocably consent to such jurisdiction and venue.

SECTION 10.09. "TAX MATTERS PARTNER"; TAX ELECTIONS. The Sponsor is designated as the "Tax Matters Partner" for Systematic Momentum FuturesAccess and shall be empowered to make or revoke any elections now or hereafter required or permitted to be made by the Code or any state or local tax law.

Each Investor, by subscribing for Units, agrees not to treat any tax item on such Investor's individual tax return in a manner inconsistent with the treatment of such item by Systematic Momentum FuturesAccess, as reflected on the Schedule K-1 or other information statement furnished by Systematic Momentum FuturesAccess to such Investor, or to file any claim for refund relating to any such Tax Item which would result in such inconsistent treatment.


                                     A-23

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007

SECTION 10.10. DETERMINATION OF MATTERS NOT PROVIDED FOR IN THIS AGREEMENT. The Sponsor shall be empowered to decide, in its good faith judgment, any questions arising with respect to Systematic Momentum FuturesAccess or to this Agreement, and to provide for matters arising hereunder but which are not specifically set forth herein, as the Sponsor may deem to be in, or not opposed to, the best interests of Systematic Momentum FuturesAccess.

SECTION 10.11. NO PUBLICITY. Each Investor agrees that such Investor will in no event provide information concerning Systematic Momentum FuturesAccess to any third party, knowing that such third party may use such information in any form of publication, newsletter or circular, whether publicly or privately distributed. Each Investor's investment in Systematic Momentum FuturesAccess, as well as the performance of such investment, shall be maintained on a strictly confidential basis; provided, that the Sponsor may make use of Systematic Momentum FuturesAccess' performance record in the ordinary course of the Sponsor's business activities.

SECTION 10.12. SURVIVAL. The indemnity and exculpation provisions hereof, as well as the obligations to settle accounts, shall survive the withdrawal of any Investor as well as the dissolution of Systematic Momentum FuturesAccess.

SECTION 10.13. WAIVERS. The Sponsor may waive any provision of this Agreement restricting the actions of Investors in respect of certain but not all Investors provided that doing so will have no adverse effect on other Investors.

SECTION 10.14. VOTING RIGHTS. The voting rights of the Units shall be determined by their respective Net Asset Values. In determining the number of Units entitled to vote or consent and the number of votes or consents needed for approval of any matter for which such a vote or consent is provided for herein, Units held by any Sponsor Party (including, without limitation, the Sponsor's Capital Account, if any, on a Unit-equivalent basis) shall not be counted.

SECTION 10.15.    ISSUANCE OF DIFFERENT CLASSES.

      (a) The Sponsor may, at any time and from time to time, issue different Classes of Units, and may adjust the allocation, voting and other provisions of this Agreement so as equitably to reflect the issuance of such additional Classes. The Sponsor may also alter the terms on which Units of any Class are sold, provided that doing so does not adversely affect existing Investors.

      (b) The fact that, for purposes of convenience, Units issued by Systematic Momentum FuturesAccess shall be designated as being Units of different "Classes" shall in no respect imply that these Units constitute different classes of equity interests as opposed to simply being subject to different fees.

SECTION 10.16.    COMPLIANCE WITH THE ADVISERS ACT; SECURITIES LAWS.

      (a) To the extent that any provision hereof may be construed in a manner inconsistent with the Advisers Act, it is the express intent of the Sponsor and the Investors that such provision be interpreted and applied ab initio so as to comply with the Advisers Act in all respects (even if doing so effectively amends the terms of this Agreement).

      (b) Nothing in this Agreement shall be deemed to constitute a waiver by any Investor of such Investor's rights under any federal or state securities laws.


                                 * * * * * * *


                                     A-24

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007

IN WITNESS WHEREOF, the undersigned have executed this Agreement by their respective representatives thereunto duly authorized.


INVESTORS:                                    SPONSOR:

By:      Merrill Lynch Alternative            Merrill Lynch Alternative
         Investments LLC                      Investments LLC
         Attorney-in-Fact

By:      /s/ Paul Tartanella                  By:     /s/ Paul Tartanella
         -----------------------------                --------------------------
         Paul Tartanella                              Paul Tartanella
         Vice President and Manager                   Vice President and Manager


                                     A-25

ML Systematic Momentum FuturesAccess  LLC
Limited Liability Company Operating Agreement Dated as of March 8, 2007